UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2005

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 12, 2005, Fairchild Semiconductor International, Inc. (the "Company") and its wholly owned subsidiary Fairchild Semiconductor Corporation ("Fairchild Corporation") entered into an amendment to the Company’s senior credit facility, effective as of January 13, 2005, with Deutsche Bank Trust Company Americas (as administrative agent and a lender) and the other lenders named therein, to revise certain lending terms and increase the amount of the existing term loan (as amended, the "Amended Credit Facility"). The Amended Credit Facility includes a new six-year term B-3 loan of $450 million, replacing the previous $300 million term B-2 loan, and retains a $180 million revolving line of credit, which remains undrawn. Under the Amended Credit Facility the new B-3 loans will bear interest at a rate of LIBOR plus 1.75% and will mature on December 31, 2010. The Amended Credit Facility contains covenants and events of default substantially identical to the existing senior credit facility and in certain cases more favorable to the Company, and is guaranteed by the same entities and secured by the same assets as the existing senior credit facility.

On January 13, 2005, Fairchild Corporation also gave notice of its intention to redeem all its outstanding 10 1/2% Senior Subordinated Notes due in 2009 using approximately $213.9 million in cash plus approximately $154.5 million of the proceeds from the Amended Credit Facility. The remaining proceeds from the Amended Credit Facility were used to prepay Fairchild Corporation’s existing term B-2 loan.

The terms of the Amended Credit Facility were established in negotiations in which Deutsche Bank Trust Company Americas acted as agent for the various lenders. There are no material relationships between the agent and the other lenders under the Amended Credit Facility and the Company or Fairchild Corporation, other than that the agent served as agent and as a lender under Fairchild Corporation’s existing senior credit facility, and some of the lenders under the Amended Credit Facility were lenders under Fairchild Corporation’s existing senior credit facility. Deutsche Bank Trust Company Americas and Bank of America received customary structuring fees in connection with their services under the Amended Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01. Other Events.

On January 13, 2005, the Company issued a press release announcing the completion of a refinancing of its senior credit facility and its call for redemption of all the Company’s outstanding 10 1/2% Senior Subordinated Notes due in 2009. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

10.1 Third Amendment to Credit Agreement, dated as of January 12, 2005, among Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, Deutsche Bank Trust Company Americas, and various lenders party to the agreement.

99.1 Press release dated January 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

January 19, 2005	By:	Paul D. Delva

Name: Paul D. Delva
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of January 12, 2005, among Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, Deutsche Bank Trust Company Americas, and various lenders party to the agreement.
99.1	Press release dated January 13, 2005.